SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

PRIMEDIA Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11106	13-3647573
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 FIFTH AVENUE, NEW YORK, NEW YORK
(Address of principal executive offices)

10151
(Zip Code)

Registrant’s telephone number, including area code: (212)-745-0100

Item 1.01

On August 8, 2005, PRIMEDIA announced it has entered into an agreement to sell all of the stock of its subsidiary, PRIMEDIA Business Magazines and Media Inc., to PBI Media Holdings, Inc., an entity controlled by Wasserstein & Co., LP through its U.S. Equity Partners II, LP investment partnership, in an all-cash transaction valued at $385 million. This divestiture is subject to customary regulatory approvals and is expected to be completed in the fourth quarter of 2005.

Item 8.01 Other Events

On August 8, 2005, PRIMEDIA Inc. issued a press release relating to its PRIMEDIA Business Magazines and Media Inc. subsidiary.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99: Press Release of PRIMEDIA Inc., dated August 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMEDIA Inc. (Registrant)

Date:	August 9, 2005	By:	/s/ BEVERLY C. CHELL
Beverly C. Chell
Vice Chairman and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press Release of PRIMEDIA Inc., dated August 8, 2005